   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1997
                                                       REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                   FORM  S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                           NEW ERA OF NETWORKS, INC.
             (Exact name of registrant as specified in charter)

            DELAWARE                                  7371                           84-1234845

(State or other jurisdiction of           (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)           Classification Code Number)          Identification Number)

                       7400 East Orchard Road, Suite 230
                              Englewood, CO 80111
                                (303) 694-3933

  (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                          George F. (Rick) Adam, Jr.
                            Chief Executive Officer
                           New Era of Networks, Inc.
                       7400 East Orchard Road, Suite 230
                                 (303) 694-3933
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)

                                   Copies to:

Mark A. Bertelsen, Esq.                             James H. Carroll, Esq.
Richard J. Hart, Esq.                               Michael L. Platt, Esq.
Robert Tarkoff, Esq.                                Laura Majerfeld, Esq.
David Campbell, Esq.                                COOLEY GODWARD LLP
WILSON SONSINI GOODRICH & ROSATI                    2595 Canyon Bouldevard, Suite 250
Professional Corporation                            (303) 546-4000
650 Page Mill Road
Palo Alto, California 94304
(415) 493-9300

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   AS
SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                           --------------------------

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / X / 333-20189.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  /   / ________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                   AMOUNT TO         OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
SECURITIES TO BE REGISTERED           BE REGISTERED(1)      PER SHARE (3)       PRICE(1)(3)      REGISTRATION FEE(2)
Common Stock........................   529,000 shares         $12.00            $ 6,348,000         $1,923

(1) Includes 69,000 shares subject to the Underwriters' over-allotment option.
(2) 3,795,000 shares were originally registered under Securities Act Registration Statement No. 333-20189, whereby a filing fee of $10,350 was previously paid with such earlier registration statement; number of shares registered was reduced to 2,645,000 under Amendment No. 1 to Registration Statement No. 333-20189.
(3) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by New Era of Networks, Inc. (the "Company"). In accordance with Rule 429 under the Securities Act, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-1 (Registration No. 333-20189) which was declared effective by the Commission on June 17, 1997 relating to the offering of up to 2,300,000 shares of Common Stock of the Company plus up to 345,000 shares that may be sold pursuant to the Underwriters' over-allotment option.

                                 CERTIFICATION

    The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on June 18, 1997), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than June 18, 1997.

                                  SIGNATURES



                                        NEW ERA OF NETWORKS, INC.

                                        By: /s/ LEONARD M. GOLDSTEIN
                                        --------------------------------
                                                Leonard M. Goldstein
                                            Senior Vice President, Senior
                                                Counsel and Secretary


    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

                   SIGNATURE                                       TITLE               DATE
                   ---------                                       -----               ----
                     *                            Chairman of the Board, Chief         June 17, 1997
    --------------------------------------          Executive Officer, President            ---
              George F. Adam, Jr.                   and Director

                     *                            Senior Vice President and Chief      June 17, 1997
     --------------------------------------         Financial Officer                       ---
               Stephen E. Webb


                     *                            Vice President of Finance and        June 17, 1997
     --------------------------------------         Controller (Principal Accounting        ---
               James C. Parks                       Officer)


                     *                            Senior Vice President, Chief         June 17, 1997
     --------------------------------------         Technical Officer and Director          ---
               Harold A. Piskiel


                     *                            Director                             June 17, 1997
     --------------------------------------                                                 ---
               Steven Lazarus


                     *                            Director                             June 17, 1997
     --------------------------------------                                                 ---
               Mark L. Gordon


                     *                            Director                             June 17, 1997
     --------------------------------------                                                 ---
               James Reep

* By:     /s/ LEONARD M. GOLDSTEIN
      -------------------------------------
             Attorney-in-Fact



                                 EXHIBIT INDEX




  EXHIBIT                                            DESCRIPTION
-----------  --------------------------------------------------------------------------------------------
      5.1        Opinion of Wilson Sonsini Goodrich & Rosati as to the legality of the securities being registered

      23.2       Consent of Arthur Andersen LLP

     *24.1       Powers of Attorney

__________________________________
* Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-20189) filed by New Era of Networks, Inc. on January 22, 1997.